UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 4, 2023

HEICO CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-04604	65-0341002
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 Taft Street, Hollywood, Florida 33021

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (954) 987-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	HEI	New York Stock Exchange
Class A Common Stock, $.01 par value per share	HEI.A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

The disclosure included in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, on May 15, 2023, HEICO Corporation, a Florida corporation (the “Company”) and its newly formed wholly owned subsidiary Magnolia MergeCo Inc., a Delaware corporation (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) to acquire Jazz Parent, Inc., a Delaware corporation (the “Target”), the owner of Wencor Group (“Wencor”), with the Target and Jazz Topco GP LLC, a Delaware limited liability company, solely in its capacity as representative for purposes of certain provisions of the Merger Agreement. Wencor is a large commercial and military aircraft aftermarket company offering factory-new FAA-approved aircraft replacement parts, value-added distribution of high-use commercial & military aftermarket parts and aircraft & engine accessory component repair and overhaul services.

On August 4, 2023, the Company consummated the previously announced Merger (as defined below). As contemplated by the Merger Agreement, Merger Sub merged with and into the Target, with the Target continuing as the surviving entity and a wholly owned subsidiary of the Company (the “Merger”). Pursuant to the Merger Agreement, Target's stockholders received (i) cash consideration in an amount equal to $1.9 billion, less certain working capital, debt and other customary adjustments set forth in the Merger Agreement and (ii) 1,137,628 validly issued, fully paid and non-assessable shares of the Company’s Class A common stock, par value $0.01 per share ("Class A Common Stock"). The Company funded the cash consideration with proceeds from its recent offering of $600 million in aggregate principal amount of 5.250% Senior Notes due 2028 and $600 million in aggregate principal amount of 5.350% Senior Notes due 2033 and funds available under its revolving credit facility. Also, on August 8, 2023, the Company terminated the commitment letter, dated May 14, 2023, with Truist Bank and Truist Securities, Inc., as amended, relating to a bridge financing to finance a portion of the Merger as such financing was no longer necessary.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

In connection with the Merger, the Company entered into a registration rights agreement, dated August 4, 2023 (the “Registration Rights Agreement”), by and among the Company and Holders (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement (i) the Company agreed to file a resale registration statement for the Registrable Securities (as defined in the Registration Rights Agreement) immediately following the closing of the Merger and (ii) the Holders were granted certain registration rights with respect to registration statements filed subsequent to the closing of the Merger. On August 4, 2023, the Company filed a Registration Statement on Form S-3ASR to register the resale of 1,054,606 shares of Class A Common Stock issued in connection with the Merger (the “Registration Statement”). The Registration Statement was automatically effective upon filing pursuant to Rule 462(e) of the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety to the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure included in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. The issuance of the shares of the Company’s Class A Common Stock in Item 2.01 were not registered under the Securities Act, in accordance with Section 4(a)(2) of Regulation D as transactions by an issuer not involving a public offering.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses or funds acquired.

The financial statements required by Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information.

The pro forma financial information required by Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit	Description
2.1	Agreement and Plan of Merger by and among HEICO Corporation, Magnolia MergeCo Inc., Jazz Parent, Inc. and Jazz Topco GP LLC, is incorporated by reference to Exhibit 2.1 to the Form 8-K filed on May 18, 2023.*
10.1	Registration Rights Agreement, dated August 4, 2023, between HEICO Corporation and the selling stockholders, is incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-3ASR filed on August 4, 2023.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules upon request by the Securities and Exchange Commission

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEICO CORPORATION

Dated: August 10, 2023	By:	/s/ Carlos L. Macau, Jr.
Carlos L. Macau, Jr.
Executive Vice President –
Chief Financial Officer and Treasurer

3